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COINSTAR, INC.

(Name of the Registrant as Specified In Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND II, L.P.

SHAMROCK ACTIVIST VALUE FUND III, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

EUGENE I. KRIEGER

JOHN M. PANETTIERE

ARIK AHITOV

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shamrock Capital Advisors, Inc. Back to Basics—It’s About Time for Change at Coinstar May 21, 2008

2 I. Executive Summary II. Coinstar’s Historical Performance III. Shamrock’s Platform IV. Shamrock Overview and Nominees V. Summary Table of Contents

Executive Summary
•
Coinstar’s business is at an inflection point. We believe
a fresh, stockholder focused perspective is
needed in the Board room to maximize the value of the Company’s assets for all stockholders
Coinstar is a serial acquirer with limited success to date
Despite investing more than $550 million over the past five years, Return On Invested Capital
(“ROIC”) has plummeted more than 50% since 2002 (from 12.7% to 5.7% by the end of 2007)
Entertainment division performance has been dismal
During this period, Coinstar’s stock underperformed the S&P 500 by 38%
•
We believe management's current strategy will delay the necessary increase in ROIC; it is about time stockholders benefit from the investments made in the last few years
•
Coinstar lacks compensation discipline and a critical corporate governance safeguard
• Coinstar’s Board is insular with minimal economic interest and highly resistant to outside stockholder Board representation
Shamrock’s considerable efforts to partner with management and Board to increase investor Board representation were rejected. Instead, Coinstar’s Board and management chose a costly proxy contest and a pattern of data misrepresentation
Coinstar’s recently proposed single director selection process demonstrates Board and management desire for control and to protect its incumbent directors
•
Our nominees have the right experience and approach for maximizing value for all owners
If elected, Shamrock’s nominees will focus on maximizing value for all stockholders by advocating for improvements in operational focus, capital allocation, compensation policies, transparency and governance practices

4 I. Executive Summary II. Coinstar’s Historical Performance III. Shamrock’s Platform IV. Shamrock Overview and Nominees V. Summary Table of Contents

5
Coinstar has failed in four key areas
Limited acquisition success with declining ROIC and poor
capital management policy
Limited accountability to stockholders
Lack of communication transparency hurting stockholder
confidence and trust
Poorly designed compensation plans and governance practices
1
2
3

A change is needed in Coinstar’s Board to
maximize value to all stockholders

Coinstar’s strategy has resulted in a dramatic decline in
ROIC
Coinstar has spent hundreds of millions of
dollars since 2002…
… while driving ROIC significantly below
cost of capital
Source: Coinstar filings, Capital IQ (Permission to use Capital IQ information was neither sought nor obtained)
1
0
100
200
$300M
2002
$22M
$22M
2003
$25M
$25M
2004
$236M
$43M
$279M
2005
$21M
$44M
$65M
2006
$31M
$46M
$77M
2007
$7M
$84M
$92M
$ Spent
43% 47% 461% 63% 67% 157% % of CFFO
Capex
Cash Acquisitions
0
5
10
15%
2002
12.7%
2003
14.1%
2004
7.8%
2005
6.1%
2006
5.3%
2007
5.7%
ROIC

After spending more than $275M on entertainment
acquisitions, operations have deteriorated drastically
All key metrics of Coinstar’s entertainment division have sharply declined, with current
EBITDA margin guidance at 4-5%
Source: Coinstar filings and meetings, Shamrock analysis
1
0
100
200
$300M
2005
$239M
2006
$274M
2007
$239M
2008(G)
$160M
12 -
15%
9 - 10% 9 - 10% 4 - 5%
EBITDA Margin
(E)
Entertainment division revenue
100
150
200
$250
Q1
'06
$239
Q2
'06
$226
Q3
'06
$235
Q4
'06
$220
Q1
'07
$217
Q2
'07
$205
Q3
'07
$213
Q4
'07
$185
Q1
'08
$173
Entertainment revenue per machine
296 298 295 301 299 297 289 280 230
# of machines
(000s)

More than $60M was spent on money transfer acquisitions
which have yet to produce adequate returns
After spending ~$60M, money transfer is still
unprofitable and significantly lags industry
average profitability
Source: Coinstar filings, Capital IQ (Permission to use Capital IQ information was neither sought nor obtained)
(a) 3-year average, except for RIA, which is a 2-year average because it was acquired by Euronet in 2006.
(b) CSTR 1Q’08 EBITDA margin for CMT / E-payments segment.
(a)
(b)
•Merits of the money
transfer acquisitions
are questionable
There appear to be
few, if any, synergies
between money
transfer and the rest of
Coinstar’s fourth wall
offering
1
-5.0
5.0
15.0
25.0
30.0%
WU
31.0%
MGI
14.7%
RIA
13.1%
Dolex
18.9%
CSTR
-1.8%
Money transfer division EBITDA margin
Industry
Avg.

Coinstar’s Board is insular; new directors with an investor-focused agenda would improve the Board’s composition and alignment
• The incumbent non-management Board
members own very little Coinstar stock
Over the last year, Coinstar’s management and
Board purchased only 1,000 Coinstar shares in the
open market
CEO and Director David W. Cole sold approximately
24,000 shares of Coinstar Stock in May 2008
• With the exception of one Board member added
in 2007, all incumbent Board members have
served together since 2002 or before
Most Board members are from the “Seattle Club”
• The three incumbent Coinstar nominees for
2008 slate have little relevant operational
experience
Source: Coinstar 2008 proxy, Capital IQ (Permission to use Capital IQ information was neither sought nor obtained)
2
Incumbent Board Slate
Deborah L. Bevier
• Principal of DL Bevier Consulting LLC
• Prior President of Waldron Consulting
• Prior President, CEO & Director of Laird Norton Financial
• Prior Chairman and CEO of Key Bank of Washington
David M. Eskenazy
• COO of Investco Financial Corp
• Prior COO and EVP at R.C. Hedreen Co.
• Prior auditor at Peat Marwick Mitchell & Co.
Robert D. Sznewajs
• President, CEO and Director of West Coast Bancorp
• Prior EVP of U.S. Bancorp
• Prior Pres. of the Credit Card Division of Bank of America
• Prior EVP of Valley National Bank of Arizona
Work Experience
Directors
Director
Since
David W. Cole 2001
Keith D. Grinstein 2001
Deborah L. Bevier 2002
David M. Eskenazy 2000
Robert D. Sznewajs 2002
R. Michael Rouleau 2007
Ronald B. Woodard 2001
8000 Bent Branch Drive
Irving, TX 75063
1177 Fairview Avenue North
Seattle, WA 98109 (retired)
Business Address
1000 Second Avenue, Suite 1200
Seattle, WA 98104
2621 Second Avenue, Suite 1405
Seattle, WA 98121
1201 Third Avenue, Suite 3710
Seattle, WA 98101
5335 Meadows Road, Suite 201
Lake Oswego, OR 97035
1800 114th Avenue S.E.
Bellevue, WA 98004
Directors
Common
Shares
Owned
% of Common
Shares
Outstanding
Issuable Upon
Option Exercise
Unvested
Restricted
Stock
Total Shares
Beneficially
Owned
Keith D. Grinstein 6,500 0.02% 83,342 3,286 93,128
Deborah L. Bevier 9,032 0.03% 52,190 2,347 63,569
David M. Eskenazy 8,236 0.03% 62,190 2,347 72,773
Robert D. Sznewajs 7,066 0.03% 52,190 2,347 61,603
R. Michael Rouleau 0 0.00% 13,690 2,347 16,037
Ronald B. Woodard 3,502 0.01% 57,190 2,347 63,039
Non-Management Board Ownership
34,336 0.12% 1.3%
David W. Cole
31,288 0.11% 440,792 33,042 505,122
Total Board Ownership
84,428 0.23% 3.1%

Coinstar’s Board is not adequately accountable to its
stockholders
• After years of neglect, on April 3, 2008 (one day before the advance notice Bylaw deadline for stockholders’ director nominations expired), Coinstar’s Board implemented a few governance changes
Improvements were made only after Shamrock gave Coinstar its governance recommendations, made those recommendations public and asked the Company to consider adding Board candidates recommended by stockholders
• Coinstar’s Board rejected one of the most critical recommendations — they did not agree to de-stagger the Board to provide for annual elections of all directors
• Coinstar’s Board rejected Shamrock’s suggestion of having significant stockholder representation on the Board
Never sought to interview our nominees before categorically rejecting them and attacking their experience
Instead, quickly set a record date, put forth their incumbent slate and filed their proxy
Coinstar’s directors should be accountable to
stockholders every year
2

Coinstar’s recently announced director nomination
selection process is too little too late
•
Their proposal is a half step forward, but also is a tacit admission that their current
Board is not in touch with stockholders’ interests
• This newest scheme is flawed for the following reasons:
A self defense mechanism in response to our proxy contest and in an effort to circumvent the Board’s existing formal nomination process laid out in the proxy
Reactive to a growing stockholder pressure for change on the Board
A desperate effort by Coinstar’s insular Board to preserve current incumbent director seats,
by promising to do better in the future
Does not require them to do anything until after the 2008 election is over
They will not be accountable for at least one or more years
Threaten stockholders not to pursue this process if even one Shamrock nominee is elected
If Coinstar’s Board is truly committed to bringing in a new director, why is it not a good idea if Shamrock’s nominees are elected?
Demonstrates Coinstar’s Board and management desire to control the process and only pick new directors that they hand-select
The fact that any outside nominee would be in office until 2008 demonstrates that they intend to remain a classified Board for the foreseeable future
2

Coinstar’s stockholder communication lacks clarity and
transparency (1 of 2)
•
Coinstar management “bends the facts”
regarding its performance
Proxy claims regarding Coinstar’s performance are misleading and exaggerated
Coinstar’s claim: “Increased revenue… during the past five years” and “more than doubled EBITDA”
This ignores the $500+ million in capital spending and acquisitions during this period to achieve virtually all of this growth
Does not acknowledge the fact that net income during that time has been relatively flat
Coinstar’s claim: “Coinstar’s stock price has increased over 160% from the closing price of $12.14 on July 14, 2003, to $31.70”
Coinstar started their stock measurement period with a severely battered stock price from three trading days after Coinstar announced it had lost Safeway as a customer
Coinstar‘s stock on July 14, 2003 was ~35% lower than its stock the day before the Safeway loss announcement and ~45% lower than at the beginning of 2003
Prior communication about acquisition activity was misleading
On the 2006 third and fourth quarter earnings calls, Mr. David Cole (CEO) stated and then reiterated that Coinstar had no plans or intentions to make any significant acquisitions
Coinstar acquired GroupEx, its second largest acquisition ever, only a few months later
When questioned, Mr. Brian Turner (CFO) defended the Company by stating Mr. Cole did not reiterate the commitment in the 2007 first quarter earnings call
Selective disclosure is misleading and illustrates a lack of candor and transparency
3

Coinstar’s stockholder communication lacks clarity and
transparency (1 of 2)
•Coinstar’s disclosure omits significant information that is highly relevant to investors
Conference call presentations have improved only after two years of pressure from Shamrock for greater disclosure, but still omits critical information
Still refuses to disclose the EBITDA attributable to its core coin-counting business even as firms with similar revenue sharing arrangements with retailers
(e.g., Western Union, Moneygram, etc.) routinely disclose this information
Still refuses to share its 5-year DCF, ROIC and IRR calculation methods
(tools that help them determine capital allocation decisions) with stockholders, and instead notes there are multiple methods of calculating ROIC
Lack of transparency damages investor confidence and
trust
3

Coinstar’s compensation plans are suboptimal and do not
adequately link pay to performance
STIP deficiencies
• Too many metrics included in
performance-based pay; performance
goals should be more focused to drive
desired behavior
• Long-term metrics like ROIC are
inappropriately included in short-term
compensation goals
• Earning a performance bonus in 2007
did not require achieving company’s
public guidance
• Deficient disclosure
Calculation methods not disclosed
Company does not follow compensation
disclosure best practices of giving
forward-looking view of STIP terms
LTIP deficiencies
• Less than 15% of pay is performance-
based*
• Focus should be on longer term
measures, such as ROIC, rather than
EBITDA from a single year
• Earning a performance bonus in 2007
did not require achieving company’s
public guidance
• Company does not follow compensation
disclosure best practices of giving
forward-looking view of LTIP terms
Source: Coinstar 2007 and 2008 proxies, * Shamrock analysis
4

Coinstar’s strategy has caused its stock to consistently
underperform the market
7/9/03: CSTR
announces end
of Safeway
relationship
COINSTAR VS. S&P 500 TOTAL RETURN (12/31/02 - 4/4/08)
(100%)
(50%)
0%
50%
100%
150%
12/31/02 11/13/03 09/30/04 08/15/05 06/29/06 05/16/07 04/01/08
Coinstar, Inc. (NasdaqNM:CSTR) S&P 500 (Total Return Index: SPYZ)
Source: Capital IQ (Permission to use Capital IQ information was neither sought nor obtained)

16 I. Executive Summary II. Coinstar’s Historical Performance III. Shamrock’s Platform IV. Shamrock Overview and Nominees V. Summary Table of Contents

Shamrock nominees will focus on five key areas
Improving operational performance and increasing ROIC
Improving capital allocation and developing a balanced capital management policy
Improving compensation policies to properly link pay to
performance
De-staggering the Board to provide for annual elections
Improving communication transparency and clarity to restore
stockholder confidence and trust
1
2
3
4
Our nominees’ guiding principle is to maximize
value for ALL stockholders
5

Significant upside is in jeopardy unless Coinstar focuses on its coin and Redbox operations
1
Coin and Redbox are key value drivers that require significant management attention; pursuing new acquisitions will be an unnecessary distraction
Coin and Redbox machines installed by end
of 2008 have significant earning potential
2008 is expected to be a record installation
year, requiring significant operational focus
Source: Shamrock analysis, Coinstar filings and guidance
0
1,750
3,500
5,250
7,000
5-Yr Average
2,433
1,100
3,533
2008 (G)
4,000
2,250
6,250
Coin and Redbox
machine installs
Coin Machines
DVD Kiosks
0
50
100
150
$200M
2008E
$96.4M
$20.0M
$116.4M
Maturity
Base
(2010E)
$105.0M
$44.5M
$149.5M
Maturity
Upside
(2010E)
$120.0M
$62.5M
$182.5M
Coin and Redbox EBITDA potential
(projected)
29% 66% 102%
YOY
% increase
Coin
Redbox

Improve the financial performance of entertainment and
money transfer businesses
•Entertainment Business
Stabilize the revenue and margin trends
Ensure key customer relationships are secure
Carefully manage capital expenditures to achieve acceptable ROIC
Objectively evaluate strategic importance to the overall 4 wall strategy
•Money Transfer Business
Improve margins
Focus intensely on integrating prior acquisitions
1
th

Redesign Coinstar’s capital management philosophy and
policies
•Despite available cash flow, Coinstar’s management has historically refused to return meaningful amounts of capital to stockholders
Cash used primarily to fund underperforming acquisitions instead of being returned to stockholders
Share repurchases have traditionally been used only to offset the dilution created by employee stock option grants
•Shamrock’s nominees will advocate a fresh perspective on capital allocation
Advocate for appropriately balancing the need for reasonable investments in the
Company’s core businesses with the goal of returning more capital to stockholders
Advocate to review all options including an ongoing share repurchase program,
Dutch tender, special dividend and regular dividends
•No acquisitions in the next 18 months, unless the proposed transaction satisfies more rigorous and well defined financial and synergistic criteria
Financial and synergistic thresholds should be communicated clearly to stockholders
2

Directly link pay to performance and synchronize with key
business objectives
Suggested changes Rationale
STIP:
• Reduce number of metrics while keeping the
focus on short-term initiatives that drive long-
term value
Coin, DVD, and money transfer cross selling
EBITDA/EBIT/FCF margin and growth
Entertainment unit sales, gross margins, and
FCF
• Remove ROIC from plan metrics
• Disclose bonus thresholds and calculation
methods
• Cross selling coin/DVD/money transfer and
stabilizing the entertainment business FCF are
key initiatives for the next 12-18 months
• Margins and CF generation should be balanced
with growth initiative
• Long-term metrics like ROIC should be part of
LTIP portion
• Improve transparency and accountability
3
LTIP:
• Change award/vesting to performance-based
measures
Assign and disclose thresholds
• Performance metrics should be based on objective
and long-term goals that are under management’s
control (e.g. 3-year rolling average)
ROIC
OPEX cost management
• Fully shift to performance-based pay (from
time-based)
• Create transparency and accountability
• Focus on longer term measures rather than
EBITDA from a single year
• Provide real incentives to generate long-term
value
• Balance between executive retention and
achieving performance goals

De-stagger Coinstar’s Board
• De-stagger the Board of Directors to immediately
require annual director elections
Provide for increased accountability to stockholders
Eliminate the potential for improper entrenchment
4
Stockholders should have the right to choose the
directors who represent them each and every year

Improve communication to increase transparency and
restore stockholder confidence and trust
•Communicate to stockholders directly and honestly in a manner that promotes investor confidence and trust
Adopt an attitude towards disclosure that truly treats stockholders as owners of the business
Provide clear and accurate information—no more “fact bending” or selective disclosure
Provide stockholders the information they need to properly evaluate management and
Board performance
•Improve and expand the detail and quality of disclosure so that investors can better asses the value of Coinstar’s various businesses
Better disclosure of performance metrics by business segment
Disclose ROIC/IRR calculations and targets for all business segments
Disclose financial thresholds and targets for any future acquisitions
Disclose clear parameters for compensation
5

24 I. Executive Summary II. Coinstar’s Historical Performance III. Shamrock’s Platform IV. Shamrock Overview and Nominees V. Summary Table of Contents

•Shamrock Holdings, Inc. was founded in 1978 as the Roy E.
Disney family private investment company
•Over $2.5 billion invested since inception 30 years ago
•The key principals at Shamrock, collectively, have over 80 years of general investment experience
•The Shamrock Activist Value Fund was formed to make equity
investments in small-cap, publicly-traded companies
•The Shamrock Activist Value Fund has $1 billion under
management, and combines a deep value focus with a strategy
of responsible stockholder activism
•Past examples of activist investments include The Walt Disney
Company, Intrado Inc., Ansell Limited, Helene Curtis, Koor
Industries Limited, and TNS Inc.
Shamrock has a long history of responsible stockholder
activism

Our nominees have the right training, skills and experience to help drive Coinstar’s performance to the benefit of all stockholders
John M. Panettiere Eugene I. Krieger Arik Ahitov
• Founder and CEO of John M.
Panettiere Business
Consulting (2005-present)
• Former CEO of Blount
International (NYSE: BLT);
a $1B diversified global
manufacturer of forestry,
outdoor products, and
sporting equipment (largest
customer was Wal-Mart)
• Former CEO of Grove
Worldwide Company
• Former CEO Fiat-Allis
Companies
• Former Director, Gencor
Industries
• Director, Altec Industries
• Westminster College, B.A.
• Vice President and
Portfolio Manager,
Shamrock Capital
Advisors (2004-present)
• Former Associate, Royal
Management
• Former Manager,
FreeDecision, Inc
• Former Associate,
Solomon Smith Barney
• Former Consultant,
Mitchell Madison Group
• UCLA Anderson School of
Management, MBA
• Northwestern University,
B.A. Economics
• Vice Chairman and COO,
Shamrock Holdings (1999-
present)
• Former Senior Tax
Partner, Managing Partner
of Southern California Tax
Practice, and member of
the Policy Board of
Directors,
Pricewaterhouse-Coopers,
LLP
• Vice Chairman of the
Board of Colburn School
• Director of Beverly Hills
Education Foundation
• UCLA, B.S.

27 I. Executive Summary II. Coinstar’s Historical Performance III. Shamrock’s Platform IV. Shamrock Overview and Nominees V. Summary Table of Contents

Coinstar’s Board needs to be refreshed in order to
maximize value for ALL stockholders
The Shamrock Activist Value Fund recommends that Coinstar
stockholders vote the GOLD proxy card FOR Shamrock’s three
nominees
• It is about time for:
A renewed focus on improving operational performance and Coinstar’s
ROIC
Returning more capital to Coinstar’s stockholders through dividends or expanded share repurchases
Improved corporate governance policies, including annual election of directors and true pay for performance
Transparent and clear communication from the Directors and
executives who claim to work for stockholders
A new perspective
in the Boardroom with a stockholder focused agenda
A restored investor confidence, goodwill and trust
•
Our nominees have the training, skills, experience, and commitment to maximize value for all stockholders

In connection with Coinstar, Inc.’s upcoming 2008 annual meeting of stockholders (the “Annual Meeting”), the Shamrock Activist Value Fund, L.P., a
Delaware limited partnership, Shamrock Activist Value Fund II, L.P., a Virginia limited partnership, and Shamrock Activist Value Fund III, L.P., a
Delaware limited partnership (collectively, the “Shamrock Activist Value Fund”), filed with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “SAVF Proxy Statement”) and related materials for the solicitation of proxies from Coinstar stockholders for use at the Annual
Meeting. The Shamrock Activist Value Fund, its director nominees and certain of the Shamrock Activist Value Fund’s affiliates are or may be deemed to be participants in the solicitation of proxies with respect to the Annual Meeting. Information regarding the Shamrock Activist Value Fund, its nominees and such participants is contained in the Schedule 14A and related materials filed by the Shamrock Activist Value Fund with the SEC.
Coinstar stockholders should read the SAVF Proxy Statement and related materials filed with the SEC with respect to the Annual Meeting because they contain important information. These materials are available without charge at the SEC’s website at
www.sec.gov.
THE SHAMROCK ACTIVIST VALUE FUND RECOMMENDS YOU VOTE “FOR” THE
ELECTION OF ITS THREE NOMINEES, EUGENE I. KRIEGER, JOHN M. PANETTIERE, AND
ARIK AHITOV, TO THE BOARD OF DIRECTORS OF COINSTAR.
If you support change at Coinstar, please vote the GOLD proxy card FOR the Shamrock Activist Value Fund’s three nominees TODAY!
If you have any questions or need assistance in voting your Coinstar shares, please contact our proxy solicitor:
105 Madison Avenue, 17th Floor
New York, NY 10016
1-800-322-2885
coinstarproxy@mackenziepartners.com